Exhibit 1.2

THE PREMCOR REFINING GROUP INC.,

as Issuer

PREMCOR INC.,

as Guarantor

$200,000,000 6.125% Senior Notes due 2011

$200,000,000 6.750% Senior Notes due 2014

UNDERWRITING AGREEMENT

April 20, 2004

CREDIT SUISSE FIRST BOSTON LLC

MORGAN STANLEY & CO. INCORPORATED

As Representatives of the Several Underwriters,

c/o	Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, New York 10010-3629

Ladies and Gentlemen:

1. Introductory. The Premcor Refining Group Inc., a Delaware corporation (the “Company”), proposes to issue and sell $200,000,000 principal amount of its 6.125% Senior Notes due 2011 (the “2011 Notes”) and $200,000,000 principal amount of its 6.750% Senior Notes due 2014 (the “2014 Notes”, and together with the 2011 Notes, the “Securities”) to be guaranteed (the “Guarantee”) by Premcor Inc., a Delaware corporation (“Premcor”), to be issued under an indenture dated as of February 11, 2003 (the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”), as supplemented by that certain Second Supplemental Indenture, among the Company, Premcor and the Trustee, dated as of the Closing Date (as defined in Section 3 hereof) (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). Concurrently with the offering of the Securities, Premcor is offering shares of its common stock in a transaction registered under the Securities Act of 1933, as amended (the “Act”). Neither the transaction contemplated hereby nor the offering of the common stock of Premcor is contingent upon the consummation of the other. The Company hereby agrees with the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as Representatives (the “Representatives,” which term, if the Underwriters are the same as the Representatives, shall be deemed to refer to the Underwriters), as follows:

2. Representations and Warranties of the Company and Premcor. Each of the Company and Premcor jointly and severally represent and warrant to, and agree with, the several Underwriters that:

(a) A registration statement on Form S-3 (No. 333-111240), including a prospectus, relating to the registration of various securities (the “Shelf Securities”), including the Securities, to be sold from time to time by the Company, has been filed with the Securities and Exchange Commission (the “Commission”) under the Act, has been declared effective under the Act and is not proposed to be amended in connection with the issuance and sale of the Securities pursuant to this Agreement. For purposes of this Agreement, “Effective Date” means the “effective date of the registration statement” (within the meaning of Rule 158(c) under the Act) of the Registration Statement or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement. Such registration statement, as amended at the Effective Date, including all material incorporated by reference therein, is hereinafter referred to as the “Registration Statement.” The prospectus, as supplemented relating to the Securities, as first filed with the

Commission pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Act and Section 5(a) hereof, including all material incorporated by reference in such prospectus and as supplemented, is hereinafter referred to as the “Prospectus.” As of the Effective Date, the Company was eligible to use Form S-3 under the Act. No document has been or will be prepared or distributed in reliance on Rule 434 under the Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or Premcor, shall be contemplated by the Commission.

(b) (i) On the Effective Date, the Registration Statement conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission under the Act (“Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) on the date of this Agreement, the Registration Statement conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b), the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading except that the foregoing does not apply to statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives, if any, or their counsel, specifically for use therein.

(c) The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission and except as otherwise subsequently disclosed therein, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission thereunder and, when read together and with the other information in the Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

(d) Each of the Company and Premcor has been duly organized, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on Premcor or the Company and their respective subsidiaries taken as a whole (a “Material Adverse Effect”); each of Premcor and the Company is only required to be duly qualified to transact business in the jurisdictions listed in Exhibit A attached hereto; and each of Premcor and the Company has full power and authority to execute and deliver, perform its obligations under, and consummate the transactions contemplated by, this Agreement, the Indenture and the Securities, including without limitation, with respect to the Company, the corporate power and authority to issue, sell and deliver such Securities and, with respect to Premcor, the corporate power and authority to issue the Guarantee to be endorsed on the Securities, in each case as provided herein.

(e) Each significant subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X, as promulgated by the Commission (each, a “Significant Subsidiary”) of Premcor that is a corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation; each Significant Subsidiary that is a limited partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of its jurisdiction of formation; each Significant Subsidiary has the requisite power and authority to own its property and to conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect; each Significant Subsidiary is only required to be duly qualified to transact business in the jurisdictions listed next to its name in Exhibit A attached hereto; and Premcor USA Inc. (“USA”), the Company, Sabine River Holding Corp. (“Sabine”), Neches River Holding Corp. (“Neches”), Port Arthur Coker Co. L.P. (“PACC”) and Port Arthur Finance Corp. (“PAFC”) are the only Significant Subsidiaries of Premcor.

(f) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, are owned beneficially and of record by USA and are owned indirectly by Premcor; all of the issued shares of capital stock of Sabine and Neches have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than liens created pursuant to the Pledge and Security Agreement, dated as of April 13, 2004, among the Company, Premcor P.A. Pipeline Company, and Citicorp North America, Inc., as administrative agent; all of the issued and outstanding shares of capital stock of PAFC have been duly and validly authorized and issued, are fully paid and non-assessable and are owned indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than a lien created by the Amended and Restated Common Security Agreement, dated as of June 6, 2002, as amended, among PAFC, PACC, Sabine, Neches, Sabine River LLC, Deutsche Bank Trust Company Americas (formerly Bankers Trust Company) and HSBC Bank USA (the “Common Security Agreement”); and all of the issued and outstanding limited partnership interests and general partnership interests of PACC have been duly and validly issued, and are owned indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than a lien created by the Common Security Agreement.

(g) The Securities have been duly authorized and, when issued and delivered against payment therefor pursuant to this Agreement and duly authenticated by the Trustee under the Indenture will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits provided by the Indenture, subject to the effect of bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity; the Indenture has been duly authorized, executed and delivered by the Company, Premcor and the Trustee and (assuming the due authorization, execution and delivery by the Trustee), constitutes a valid and legally binding instrument, enforceable against the Company and Premcor in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity; and the Securities and the Indenture conform in all material respects to the descriptions thereof in the Prospectus and the Indenture has been duly qualified under the Trust Indenture Act.

(h) The issue and sale of the Securities by the Company and the compliance by the Company and Premcor with all of the provisions of the Securities, the Indenture, the Guarantee and this Agreement and the consummation of the transactions herein and therein contemplated (i) have been duly authorized by all necessary corporate action (including any requisite shareholder approval) and (ii) will not (A) conflict with, or result in the acceleration of any obligation under or in a breach of, or constitute a default under, any of the provisions of any agreement or instrument that is material to Premcor and its subsidiaries, taken as a whole, or of any indenture, to which the Company or Premcor or any of their subsidiaries is a party or by which either the Company or Premcor is bound or to which any of the Company’s or Premcor’s or any of their subsidiaries’ property or assets is subject, (B) result in any violation of the organizational documents of the Company or Premcor, (C) contravene any federal, state or local law, rule or regulation applicable to the Company or Premcor or any of their subsidiaries, or any order applicable to the Company or Premcor or any of their subsidiaries of any court or of any governmental agency or instrumentality having jurisdiction over the Company or Premcor or any of their subsidiaries or any of the Company’s or Premcor’s or any of their subsidiaries’ property, except, in the case of clauses (A) and (C) above, for such contraventions that would not reasonably expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company or Premcor of the transactions contemplated by this Agreement or the Indenture, except (1) such approvals, registrations or qualifications as have been obtained under the Securities Act or the Trust Indenture Act, (2) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and (3) such other consents, approvals, authorizations, registrations or qualifications as have been obtained or made.

(i) The Guarantee to be endorsed on the Securities by Premcor has been duly authorized by Premcor and, on the Closing Date, will have been duly executed and delivered by Premcor. When the Securities have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Guarantee of Premcor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of Premcor, enforceable against Premcor in accordance with its terms, except as the enforceability thereof may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law). On the Closing Date, the Guarantee to be endorsed on the Securities conforms in all material respects to the description thereof in the Prospectus.

(j) There are no legal or governmental proceedings pending or, to the knowledge of the Company or Premcor, threatened to which the Company, Premcor or any of their respective subsidiaries is a party or to which any of the properties of the Company, Premcor or any of their respective subsidiaries is subject, in each case that are required to be described in the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Prospectus that are not described or filed as required.

(k) Premcor and each of its Significant Subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Prospectus and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except as disclosed in the Prospectus or where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Except as described in the Prospectus, there are no costs, claims or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for investigation, clean-up, closure of properties or process units or compliance with Environmental Laws, fuel specifications or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m) Premcor and each of its Significant Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title to all personal property owned by them, in each case which is material to the business of Premcor and its respective subsidiaries, and is free and clear of all liens, encumbrances and defects, except for such liens, encumbrances and defects as (i) are described in the

Prospectus, (ii) are described in paragraph (f) of this Section, or (iii) would not reasonably be expected to have a Material Adverse Effect and do not interfere with the use made and proposed to be made of such property by the Company, Premcor and their respective subsidiaries, and any real property and buildings held under lease by the Company, Premcor and their respective subsidiaries, are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, Premcor and their respective, in each case except as described in the Prospectus or except as would not reasonably be expected to have a Material Adverse Effect.

(n) Premcor and each of its Significant Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and none of them has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(o) No labor dispute with the employees of Premcor or any of its Significant Subsidiaries exists, except as described in the Prospectus, or, to the knowledge of the Company or Premcor, is imminent which, in either case, would reasonably be expected to have a Material Adverse Effect; and neither the Company nor Premcor is aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a Material Adverse Effect.

(p) Premcor and each of its Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; none of them has been refused any insurance coverage sought or applied for; and none of Premcor and any of its Significant Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as described in the Prospectus.

(q) Premcor and each of its Significant Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except as described in the Prospectus or to the extent that the failure to possess such items would not reasonably be expected to have a Material Adverse Effect, and none of them has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as described in the Prospectus.

(r) Premcor and each of its Significant Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(s) The financial statements included in the Prospectus present fairly in all material respects the financial position of Premcor, the Company and their consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

(t) None of Premcor or any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which, individually or in the aggregate, would have a Material Adverse Effect, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Prospectus, except as set forth or contemplated by the Prospectus, there has not been any change in the capital stock or any increase in the long-term debt of Premcor or its respective subsidiaries on a consolidated basis, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of Premcor or any of its subsidiaries, or any dividend or distribution of any kind declared, paid or made by Premcor or its subsidiaries on any class of its respective capital stock.

(u) Deloitte & Touche LLP, who have certified certain consolidated financial statements of Premcor and the Company, are independent public accountants within the meaning of the Act and the applicable rules and regulations promulgated thereunder.

(v) This Agreement has been duly authorized, executed and delivered by each of the Company and Premcor.

(w) None of Premcor or any of its Significant Subsidiaries is in violation of its certificate of incorporation or by-laws or other constitutive documents, or in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other instrument to which it is a party or by which it or any of its properties is bound, other than defaults that, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(x) No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed Premcor or the Company that it is considering imposing) any condition (financial or otherwise) on the retention of any rating assigned to the Company, Premcor or any of their respective subsidiaries, or any securities of the Company, Premcor or any of their respective subsidiaries or (ii) has indicated to the Company or Premcor, without also making a public announcement, that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company, Premcor or any of their respective subsidiaries, or any securities of the Company, Premcor or any of their respective subsidiaries.

(y) Neither Premcor nor the Company is and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof as described in the Prospectus, will be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(z) There are no facts or circumstances known to it that, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect and that have not been disclosed in the Prospectus.

(aa) Except pursuant to this Agreement, there are no contracts, agreements or understandings between the Company or Premcor and any person that would give rise to a valid claim against the Company, Premcor or any Underwriter for a brokerage commission, finder’s fee or other like payment with respect to the Securities.

(bb) None of the transactions contemplated by this Agreement (including without limitation the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including without limitation Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(cc) Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

(dd) There is, and has been, no material failure on the part of Premcor or the Company or, to the knowledge of the Company, any of their respective directors or officers, in their respective capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 thereof related to loans and Sections 302 and 906 thereof related to certifications.

(ee) To the best of Premcor’s and the Company’s knowledge, after due inquiry, each of the representations and warranties made by Motiva Enterprises LLC set forth in the Asset Purchase Agreement between The Premcor Refining Group Inc. and Motiva Enterprises LLC dated as of March 30, 2004 are true and correct in all material respects as if made on the date hereof.

3. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, Premcor agrees to guarantee the Securities and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of 99.125% of the principal amount thereof, plus accrued interest, if any, from April 23, 2004 to the Closing Date (as herein defined), the respective principal amounts of Securities set forth opposite the names of the Underwriters in Schedule I hereto.

The Company will deliver against payment of the purchase price by the Underwriters the Securities in the form of one or more permanent Global Securities in definitive form (“Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Securities shall be made by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of The Premcor Refining Group Inc. or as the Company specifies at the office of Davis Polk & Wardwell at 10:00 A.M., (New York time), on April 23, 2004, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Date,” against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Securities. The Global Securities will be made available for checking at the above office of Davis Polk & Wardwell at least 24 hours prior to the Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Certain Agreements of the Company and Premcor. The Company and Premcor agree with the several Underwriters that:

(a) Premcor will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (2) of Rule 424(b) not later than the second business day following the execution and delivery of this Agreement (or, if applicable, subparagraph (5)). The Company or Premcor will advise the Representatives promptly of any such filing pursuant to Rule 424(b).

(b) The Company or Premcor will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will not effect such amendment or supplement without the Representatives’ consent (such consent not to be unreasonably withheld); and the Company or Premcor will also advise the Representatives promptly of the effectiveness of any amendment or supplement of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement, as it may be amended or supplemented, and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company and Premcor will promptly notify the Representatives of such event and will promptly prepare and file with the Commission, at the Company’s and Premcor’s own expense, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

(d) The Company and Premcor will furnish to the Representatives copies of the Registration Statement (two of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. The Prospectus shall be so furnished as soon as practicable but in no event later than the second business day following the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(e) The Company will cooperate with the Underwriters and counsel to the Underwriters in connection with the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that neither the Company nor Premcor shall be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Registration Statement and the Prospectus, in any jurisdiction in which it is not now so subject.

(f) So long as any Securities remain outstanding, the Company and Premcor will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of the annual report to stockholders for such year; and so long as any Securities remain outstanding, the Company and Premcor will furnish to the Representatives (i) during any period in which the Company or Premcor is not subject to Section 13 or 15(d) of the Exchange Act, as soon as practicable, a copy of each report and any definitive proxy statement of the Company or Premcor, as applicable, filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company or Premcor, which the Company or Premcor is obligated to provide to holders of Securities under the Indenture, as the Representatives may reasonably request.

(g) The Company and Premcor jointly and severally covenant and agree with the several Underwriters that they will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s and Premcor’s counsel and accountants in connection with the registration and the issue of the Securities under the Act, the preparation and filing of the Registration Statement, the Prospectus and any amendments and supplements thereto, including all printing costs associated therewith and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or otherwise producing this Agreement and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any Blue Sky survey; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing and delivering the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) all fees and expenses (other than the legal fees and other charges of counsel for the Underwriters) in connection with the approval of the Securities by DTC for “book-entry” transfer; (viii) all filing fees and the reasonable fees and disbursements of one counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the National Association of Securities Dealers, Inc.; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 7 and Section 9, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

(h) During the period beginning on the date hereof and continuing to and including the date 10 days following the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or Premcor or any warrants, rights or options to purchase or otherwise acquire debt securities of the Company or Premcor substantially similar to the Securities (other than (A) the Securities, (B) commercial paper issued in the ordinary course of business or (C) borrowings under the Company’s $1,000,000,000 credit facility or any term bank loan agreements), without the prior written consent of the Representatives.

(i) As soon as practicable, but not later than the Availability Date (as defined below), the Company and Premcor will each make generally available to its securityholders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the Effective Date that will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s and Premcor’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities on the Closing Date will be subject to the accuracy when made and on the Closing Date of the representations and warranties on the part of the Company and Premcor herein, to the accuracy of the statements of the Company’s and Premcor’s officers made pursuant to the provisions hereof, to the performance by the Company and Premcor in all material respects of its respective obligations hereunder and to the following additional conditions precedent:

(a) The Representatives shall have received, on the date hereof and on the Closing Date, letters dated such date, in form and substance satisfactory to you, from Deloitte & Touche LLP, independent public accountants, in respect of Premcor and the Company, containing the information and statements of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than three business days prior to such closing date.

(b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, Premcor or any Underwriter, shall be contemplated by the Commission.

(c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of Premcor or the Company and its subsidiaries taken as one enterprise from that set forth in the Prospectus (exclusive of any amendments or supplements thereto after the date hereof) that, in the reasonable judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities; (ii) any downgrading in the rating of any debt securities of Premcor or the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of Premcor or the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that Premcor or the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of a majority in interest of the Underwriters including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any suspension of trading of any securities of Premcor or the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States if, in the reasonable judgment of a majority in interest of the Underwriters including the Representatives, the effect of such disruption makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving, the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the reasonable judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities.

(d) The Representatives shall have received an opinion, dated the Closing Date, of Stroock & Stroock & Lavan LLP, counsel for the Company, in form and substance reasonably satisfactory to you, to the effect as set forth in Exhibit B.

(e) The Representatives shall have received from Davis Polk & Wardwell, counsel for the Underwriters, an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(f) The Representatives shall have received certificates, dated the Closing Date and signed by an executive officer of each of the Company and Premcor, (i) confirming the matters set forth in sections 6(c)(i) and 6(c)(ii) hereof, (ii) confirming that all the representations and warranties of Premcor and the Company, as applicable, herein contained are true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date, (iii) that, in all material respects, the Company or Premcor, as applicable, has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company or Premcor, as applicable, on or prior to the Closing Date and (iv) that, to his or her knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

(g) The Representatives shall have received a counterpart, conformed as executed, of the Indenture which shall have been entered into by the Company, Premcor and the Trustee.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

7. Indemnification and Contribution. (a) The Company and Premcor will jointly and severally indemnify and hold harmless each Underwriter, its partners, members, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements (in the case of the Prospectus, in light of the circumstances under which they were made) therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and Premcor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company or Premcor by any Underwriter through the Representatives or their counsel specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 7(b) hereof.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, Premcor, their respective directors and officers and each person, if any, who controls the Company or Premcor within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company or Premcor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or Premcor by such Underwriter through the Representatives or their counsel specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the following information in the Prospectus: the second and third sentences of paragraph five (market-making) and paragraph eight (stabilization transactions) under the caption “Underwriting”; provided, however, that the Underwriters shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s or Premcor’s failure to perform its obligations under Section 5(d) of this Agreement.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Premcor on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Premcor on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and Premcor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Premcor or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company and Premcor under this Section shall be in addition to any liability that the Company and Premcor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company and Premcor, to each officer of the Company and Premcor who has signed the Registration Statement and to each person, if any, who controls the Company or Premcor within the meaning of the Act.

8. Default of Underwriters. If any Underwriter or Underwriters default(s) in its or their obligations to purchase Securities hereunder on the Closing Date and the aggregate principal amount of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the aggregate principal amount of Securities that the Underwriters are obligated to purchase on the Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters so default(s) and the aggregate principal amount of Securities with respect to which such default or defaults occur(s) exceeds 10% of the aggregate principal amount of Securities that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Representatives, the Company and Premcor for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company and Premcor, except as provided in Section 9 hereof. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, Premcor or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, Premcor or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Securities by the Underwriters is not consummated, the respective obligations of the Company, Premcor and the Underwriters pursuant to Section 7 shall remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iv), (v), (vi) or (vii) of Section 6(c), the Company and Premcor, jointly and severally, agree to reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives care of Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, New York 10010-3629, facsimile number 212-325-8278 and confirmation number 212-538-0661, Attention: Transactions Advisory Group, with a copy to Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, facsimile number 212-450-3890, Attention: Winthrop B. Conrad, Jr., or, if sent to the Company or Premcor, will be mailed, delivered or telegraphed and confirmed to The Premcor Refining Group Inc., 1700 East Putnam Avenue, Suite 400, Old Greenwich, Connecticut 06870, facsimile number 203-698-7940, attention: General Counsel, with a copy to Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, facsimile number 212-806-7836, Attention: Martin H. Neidell; provided, however, that any notice to an Underwriter pursuant to Section 7 hereof will be mailed, delivered or telegraphed and confirmed to such Underwriter.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

12. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

The Company and Premcor hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company, Premcor, and the several Underwriters in accordance with its terms.

Very truly yours,

THE PREMCOR REFINING GROUP INC.

By
Name:
Title:

PREMCOR INC.

By
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC

By
Name:
Title:	Managing Director

MORGAN STANLEY & CO. INCORPORATED

By
Name:
Title:	Managing Director

Acting on behalf of themselves and the other several Underwriters.

SCHEDULE I

Underwriter	Principal Amount of 2011 Notes	Principal Amount of 2014 Notes
Credit Suisse First Boston LLC	$70,000,000	$70,000,000

Morgan Stanley & Co. Incorporated.	60,000,000	60,000,000

Citigroup Global Markets Inc.	40,000,000	40,000,000

UBS Securities LLC	20,000,000	20,000,000

Banc One Capital Markets, Inc.	5,714,287	5,714,287

Banc of America Securities LLC	1,428,572	1,428,572

SunTrust Capital Markets, Inc.	714,286	714,286

Barclays Capital Inc.	428,571	428,571

Scotia Capital (USA) Inc.	428,571	428,571

Wells Fargo Securities, LLC	428,571	428,571

BNY Capital Markets, Inc.	285,714	285,714

Credit Lyonnais Securities (USA) Inc.	285,714	285,714

Natexis Bleichroeder Inc.	285,714	285,714
Total	$200,000,000	$200,000,000

Exhibit A

JURISDICTIONS IN WHICH PREMCOR, THE COMPANY

AND THE SIGNIFICANT SUBSIDIARIES ARE REQUIRED

TO BE DULY QUALIFIED TO TRANSACT BUSINESS

PREMCOR	USA	COMPANY	PACC	PAFC	Sabine	Neches
Connecticut	Missouri	Alabama	Texas	Texas	Texas	N/A
Arkansas
Connecticut
Florida
Georgia
Illinois
Indiana
Iowa
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Mississippi
Missouri
New Hampshire
New Jersey
New York
North Carolina
Ohio
Oklahoma
Pennsylvania
South Carolina
Tennessee
Texas
Virginia
Washington, D.C.
West Virginia
Wisconsin

Exhibit B

Form of Opinion of Stroock & Stroock & Lavan LLP

(i) Each of Premcor and the Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware and has full corporate power and authority to conduct its business as described in the Prospectus;

(ii) The Company has an authorized equity capitalization as set forth in the Prospectus, all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, all of the issued and outstanding shares of the Company are owned beneficially and of record by USA, all of the issued and outstanding shares of the Company are indirectly owned by Premcor;

(iii) Each of Premcor and the Company is duly qualified to transact business and is in good standing in each jurisdiction listed next to its name in Exhibit A attached hereto, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect;

(iv) Each of PACC, PAFC, Sabine and Neches, which are subsidiaries of the Company, and USA, which is a subsidiary of Premcor, has been duly qualified to transact business and is in good standing in each jurisdiction listed next to its name in Exhibit A attached hereto, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect;

(v) To the knowledge of such counsel, there are no statutes or regulations or pending or threatened legal or governmental proceedings required to be described in the Prospectus which are not described as required, or any contracts or documents of a character required to be described in the Prospectus which are not described as required;

(vi) Each of Premcor and the Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Indenture, including, with respect to the Company, the corporate power and authority to issue, sell and deliver the Securities and, with respect to Premcor, the corporate power and authority to issue the Guarantee to be endorsed on the Securities;

(vii) The Indenture has been duly authorized, executed and delivered by each of Premcor and the Company and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding obligation of each of Premcor and the Company, enforceable against Premcor and the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(viii) The Securities have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the Underwriting Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(ix) The Guarantee has been duly authorized by Premcor and, when the Securities have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Guarantee will be a valid and binding obligation of Premcor, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(x) The statements made in the Prospectus under the caption “Description of The Notes”, insofar as they purport to constitute a summary of the terms of the Securities, constitute an accurate summary of the terms of such securities in all material respects;

(xi) This Agreement has been duly authorized, executed and delivered by each of Premcor and the Company;

(xii) The issue and sale of the Securities by the Company, the issue of the Guarantee to be endorsed on the Securities by Premcor and the compliance by Premcor and the Company with all of the provisions of the Underwriting Agreement will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Premcor or any of its subsidiaries is a party or by which Premcor or any of its subsidiaries is bound or to which any of the property or assets of Premcor or any of its subsidiaries is subject and which is filed with the Commission as an Exhibit to any of Premcor’s or the Company’s Exchange Act filings; nor will such action violate the Certificate of Incorporation or By-laws of Premcor or the Company or any Federal or New York statute or the Delaware General Corporation Law or any rule or regulation that has been issued pursuant to any Federal or New York statute or the Delaware General Corporation Law or any order known to such counsel issued pursuant to any Federal or New York statute or the Delaware General Corporation Law by any court or governmental agency or body or court having jurisdiction over Premcor or the Company or any of its subsidiaries or any of their properties;

(xiii) No consent, approval, authorization, order, registration or qualification of or with any Federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law, or, to such counsel’s knowledge, any Federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law, is required for the issue and sale of the Securities by the Company, the issue of the Guarantee by Premcor and the compliance by Premcor and the Company with all of the provisions of the Underwriting Agreement, such as have been obtained, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(xiv) The statements made in the Prospectus under the caption “Certain United States Federal Tax Considerations,” insofar as they purport to constitute a summary of matters of United States Federal tax law and regulations or legal conclusions with respect thereto, constitute an accurate summary of the matters described therein in all material respects;

(xv) Neither Premcor nor the Company is an “investment company” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended;

(xvi) The Indenture has been duly qualified under the Trust Indenture Act; and

(xvii) Such counsel (A) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other related financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Act and the applicable rules and regulations of the Commission thereunder, (B) has no reason to believe that (except for financial statements and schedules and other related financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) has no reason to believe that (except for financial statements and schedules and other related financial and statistical data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

With respect to (xvii) above, Stroock & Stroock & Lavan LLP may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

The opinion of Stroock & Stroock & Lavan LLP shall be limited to the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal law of the United States of America. In rendering such opinion, such counsel shall be entitled to rely, as to certain matters, on information contained in certificates of officers of the Company or Premcor, provided that such counsel shall state that they believe that you and they are justified in relying upon such certificates and on certificates and reports of public officials.